UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF INDIANA
INDIANAPOLIS DIVISION

IN RE:	)	Chapter 11
	)	
Frankfort Tower Industries, Inc., *et al.*	)	Case No.: 03-17287
(f/k/a ROHN Industries, Inc., *et al.*)[1],	)	(Substantively Consolidated)
	)	
Debtors.	)	

NOTICE OF INTENT TO COMMENCE FOURTH INTERIM DISTRIBUTION

YOU ARE HEREBY NOTIFIED THAT, absent written objection to this Notice, the above captioned Debtors (collectively, the "Debtors") and Horace H. Ward, the Disbursing Agent appointed under the terms of the *Plan of Liquidation, as Immaterially Modified* confirmed herein (the "Plan") intend to commence a Fourth Interim Distribution pursuant to the terms of the Plan beginning on or after November 1, 2008.

YOU ARE FURTHER NOTIFIED that, pursuant to the Plan, the Disbursing Agent intends to make an interim distribution of cash to holders of Class 3 claims under the Plan (holders of general unsecured claims) beginning no earlier than November 1, 2008. As a part of the Fourth Interim Distribution, a pro rata payment of 21% of each allowed general unsecured claim will be distributed on account of allowed general unsecured claims[2] and all excess funds available (net of funds reserved to allow for continued administration of the Debtors' estates) will be distributed to shareholders of the Debtors. Pursuant to the terms of the Plan, post-petition interest on claims will not be paid to the holders of Class 3 claims

Respectfully submitted,

ICE MILLER LLP

By: /s/ Ben T. Caughey
Henry A. Efroymson
Ben T. Caughey
Counsel for the Debtors

[1] The Debtors are the following entities: Frankfort Tower Industries, Inc., Frankfort Tower Installation Services, Inc., Frankfort Tower Enclosures, Inc., Frankfort Tower, Inc., Frankfort Tower Products, Inc., Frankfort Tower Construction, Inc., formerly known as Rohn Industries, Inc., Rohn Installation Services, Inc., Rohn Enclosures, Inc., Rohn, Inc., Rohn Products, Inc., Rohn Construction, Inc.

[2] After accounting for caps on unsecured claims and unclaimed distributions, the pro rata distribution pursuant to this Notice will satisfy the remaining balance of the claim of each respective holder of a general unsecured claim in full.

ICE MILLER LLP
One American Square, Suite 2900
Indianapolis, Indiana 46282-0200
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